* Portions of this exhibit, identified as by the mark [*] have been omitted because these portions contain information that is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

Exhibit 10.1.2

SECOND AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT

OF

DORAN CANTERBURY I, LLC

THIS SECOND AMENDMENT is made effective as of March 15, 2019 to that certain Amended and Restated Operating Agreement dated August 17, 2018 among Doran Shakopee, LLC, a Minnesota limited liability company (“Doran”), Canterbury Development LLC, a Minnesota limited liability company (“Canterbury”), and Doran Canterbury I, LLC, a Minnesota limited liability company (the “Company”), as amended by that certain Amendment dated December 20, 2018 (as so amended, the “Operating Agreement”). Doran and Canterbury are each hereinafter referred to as a “Member” and together as the “Members.”

WHEREAS, the Members and the Company mutually desire to further amend the Operating Agreement;

NOW THEREFORE, for good and valuable consideration, it is hereby agreed as follows:

1.         The last sentence of Section 3.3(b) of the Operating Agreement is hereby amended to read in its entirety as follows:

“In exchange for such conveyance to the Company, together with the payment by Canterbury of the Roadway Extension Costs described in Section 2.9 and the Subdivision Costs described above in this Section 3.3(b), and together with the other commitments and obligations of Canterbury set forth in this Agreement, Canterbury shall be credited with a Capital Contribution of [*]  and shall have a Percentage Interest of 27.4% as a Member.”

2.         The last sentence of Section 3.3(d) of the Operating Agreement is hereby amended to read in its entirety as follows:

“In exchange for such contributions to the Company (together with the other commitments and obligations of Doran set forth in this Agreement), Doran shall be credited with a Capital. Contribution equal to [*]  and shall have a Percentage Interest of 72.6% as a Member.”

3.         Section 4.1(c) of the Operating Agreement is hereby amended to revise subsection (viii) and add new subsections (ix) and (x), to read as follows:

“(viii)  Next, to the Members pari passu in accordance with their respective Capital Contributions made pursuant to Section 3.3(b) (related to Canterbury’s Capital Contribution) and Section 3.3(d) (related to Doran’s Capital Contribution).

(ix)  Next, to the Members in such amounts that would result in each Member having received total cumulative Distributions under subsection (viii) and this subsection (ix) equal to its respective Percentage Interest multiplied by the total cumulative Distributions made by the Company under subsection (viii) and this subsection (ix). In the event that one Member’s total cumulative Distributions under subsection (viii) and this subsection (ix) exceed its respective Percentage Interest multiplied by the total cumulative Distributions made by the Company under subsection (viii) and this subsection (ix), then Distributions under this subsection (ix) shall be made to the other Member until such other Member has received total cumulative Distributions under subsection (viii) and this subsection (ix) equal to its respective Percentage Interest multiplied by the total cumulative Distributions made by the Company under subsection (viii) and this subsection (ix).

(x)  Finally, the remainder to the Members in accordance with their Percentage Interests,”

4.         Section 4.2(c) of the Operating Agreement is hereby amended to read as follows:

“Finally, the remainder to the Members in accordance with the priority set forth in Section 4.1(c)(vii) through (x) above.”

5.         This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE – SECOND AMENDMENT TO
AMENDED AND RESTATED OPERATING AGREEMENT OF DORAN CANTERBURY I, LLC

IN WITNESS WHEREOF, the Company and the Members have executed this Second Amendment to Amended and Restated Operating Agreement by their authorized representatives effective as of the day and year first above written.

COMPANY

DORAN CANTERBURY I, LLC

By: DORAN SHAKOPEE, LLC Its: Managing Member

/s/ Kelly J. Doran
By: Kelly J. Doran Chief Manager

MEMBERS

DORAN SHAKOPEE, LLC

/s/ Kelly J. Doran
By: Kelly J. Doran Chief Manager

CANTERBURY DEVELOPMENT LLC

/s/ Randall D. Sampson
By: Randall D. Sampson President and Chief Executive Officer